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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                               (Amendment No. 1)

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    July 20, 2001







                                  WAM!NET INC.
               (Exact name of registrant as specified in charter)

         Minnesota                      33-53841                  41-1795247
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

           655 Lone Oak Drive                                           55121
            Eagan, Minnesota                                          (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (651) 256-5100



                                 Not Applicable
          (Former name or former address, if changed from last report)



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The Current Report on Form 8-K of Wam!Net Inc., filed with the Securities and
Exchange Commission on July 27, 2001, is hereby amended and restated in its entirety as follows:

This report contains certain forward-looking statements and information relating to Wam!Net Inc., ("Wam!Net" or the "Company") that are based on the beliefs of Wam!Net management as well as assumptions made by and information currently available to management. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties, and assumptions, including the risk factors and uncertainties described in the Company's 2000 Form 10-K annual report. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as believed, estimated or expected.

Item 5. Other Events.

     WAM!NET Inc. (the "Company") expects to enter into a senior secured discounted debt and equity financing arrangement in the amount of approximately $115 million (the "Cerberus Financing") between the Company and certain of its affiliates and Cerberus Capital Management, L.P. and/or certain of its affiliates and designees ("Cerberus"). In connection with the Cerberus Financing, the Company is soliciting the consent of the holders of record at the close of business on July 13, 2001, of its 13-1/4% Senior Discount Notes (the "Notes") to the amendment of certain provisions of the indenture between the Company and First Trust National Association, as trustee, dated March 5, 1998. Consummation of the Cerberus Financing is conditioned, among other things, upon receipt of the consent from a majority in the aggregate outstanding principal face amount of the Notes. There can be no assurances that the Cerberus Financing will be consummated. Reference is made to the Solicitation of Consents, dated July 20, 2001, attached hereto as an exhibit and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

99.1  Solicitation of Consents, dated July 20, 2001.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WAM!NET INC.

                                        By: /s/ Lisa A. Gray
                                            ------------------------------
                                            Name:  Lisa A. Gray
                                            Title: Executive Vice President and
                                                   General Counsel

July 27, 2001